UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 22, 2023

DHI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

6465 South Greenwood Plaza, Suite 400, Centennial, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-6605

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities

On May 22, 2023, DHI Group, Inc. (the “Company”) announced an organizational restructuring intended to streamline its operations, drive business objectives, reduce operating costs and improve operating margins. This included a reduction of the Company’s current workforce by approximately 10%. The restructuring is expected to generate annual cost savings of approximately $8 million to $10 million.

The Company estimates that it will incur approximately $2.6 million in cash and non cash charges related to employee severance and benefits and the acceleration of share-based awards. Of the estimated aggregate amount of charges, the Company expects that approximately $1.9 million will be in future cash expenditures. All charges are expected to be recognized in the second quarter of 2023 while the related cash payments are expected to be substantially completed by the end of 2023.

The actions associated with the organizational restructuring are expected to be substantially complete by the end of the second quarter of 2023, subject to local law and consultation requirements.

The estimates of the charges and expenditures that the Company expects to incur, as well as the estimated cost savings and the timing thereof, are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual amounts may differ materially from estimates.

In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur in connection with the restructuring.

Item 7.01 Regulation FD Disclosure

The Restructuring

On May 22, 2023, Art Zeile, the Company’s President and Chief Executive Officer, sent a communication to Company employees regarding the organizational restructuring. A copy of the communication is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Guidance

As previously announced, on May 25, 2023, the Company will present at B. Riley Securities 23rd Annual Institutional Investor Conference ("Investor Conference"). During the Investor Conference, Company officers intend to reaffirm full year 2023 guidance previously provided in the Company’s first quarter earnings release.
None of the information furnished in Item 7.01 or Exhibit 99.1 hereto shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Unless expressly set forth by specific reference in such filings, none of the information furnished in this report shall be incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” about the Company’s future expectations, plans, outlook, projections and prospects. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” “proposes” and similar expressions. Forward-looking statements contained in this Current Report on Form 8-K include, but are not limited to, statements about the expected streamlining of the Company’s operations to drive business objectives, the expected reduction in operating costs, the expected improvement in operating margins, the expected cost savings, the expected benefits of and timing of completion of the restructuring and the expected costs and charges of the restructuring. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, among other things, the risk that the restructuring costs and charges may be greater than anticipated; the risk that the Company’s restructuring efforts may adversely affect the Company’s internal programs and the Company’s ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management; the risk that the Company’s restructuring efforts may negatively impact the Company’s business operations and reputation with or ability to serve customers; the risk that the Company’s restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated. Readers are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Forward-looking statements speak only as of the date of the document in which they are contained, and the Company does not undertake any duty to update any forward-looking statements, except as may be required by law.

Item 9.01 Financial Statements and Exhibits

(a)Exhibits.
EXHIBIT NO.     DESCRIPTION

99.1	Message to DHI Group, Inc. Employees from Art Zeile on May 22, 2023.
104	Cover Page Interactive Data File (embedded within the inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

Date:	May 25, 2023	By: /S/ Kevin Bostick
Name: Kevin Bostick
Title: Chief Financial Officer

EXHIBIT INDEX
99.1	Message to DHI Group, Inc. Employees from Art Zeile on May 22, 2023.
104	Cover Page Interactive Data File (embedded within the inline XBRL)